Exhibit 99.1

NASDAQ:GFED

      www.gbankmo.com

For Immediate Release

For Immediate Release

NASDAQ:GFED

www.gbankmo.com

Contacts:      Shaun A. Burke, President and CEO or Carter M. Peters, CFO

   1341 W. Battlefield

   Springfield, MO 65807

   417-520-4333

Guaranty Federal Bancshares, Inc. Announces The retirement
of chAIRMAN OF THE BOARD, DON M. GIBSON

SPRINGFIELD, MO – (March 30, 2016) – In accordance with the corporate governance policies of Guaranty Federal Bancshares, Inc. (the “Company”), Don M. Gibson, Chairman of the Board, will be retiring as a Director of the Company and Guaranty Bank (the “Bank”), after reaching the Company’s mandatory retirement age of 72 years. Mr. Gibson’s retirement will be effective at the expiration of his current term prior to the call to order of the Company’s 2016 Annual Meeting of Stockholders to be held on May 25, 2016. Mr. Gibson has served as a Director for the Company and the Bank since February 2002 and has held the position of Chairman since March 2005.

Mr. Gibson’s tenure with the Company began in January 2002 when he was elected as President and Chief Executive Officer. He served in that capacity until his retirement in February 2005. Mr. Gibson also served as President and Chief Executive Officer of the Bank from January 2002 to March 2004.

Shaun A. Burke, President and Chief Executive Officer of the Company and the Bank commented "on behalf of the Board and all of our employees, I would like to thank Don for his tenure with our Company and for his 55 years of service to the banking industry. He has been an integral part of our success and his experience has made him a valuable member and resource to the Company and the Board of Directors. We wish him all the best in retirement."

About Guaranty Federal Bancshares, Inc.

Guaranty Federal Bancshares, Inc. (NASDAQ:GFED) has a subsidiary corporation offering full banking services. The principal subsidiary, Guaranty Bank, is headquartered in Springfield, Missouri, and has nine full-service branches in Greene and Christian Counties and a Loan Production Office in Webster County. Guaranty Bank is a member of the MoneyPass and TransFund ATM networks which provide its customers surcharge free access to over 24,000 ATMs nationwide. For more information visit the Guaranty Bank website: www.gbankmo.com.

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the SEC, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “believes,” “expects,” and similar expressions are intended to identify such forward-looking statements but are not the exclusive means of identifying such statements.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions, that are subject to change based on various important factors (some of which are beyond the Company’s control). The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:

● the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

● the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve, inflation, interest rates, market and monetary fluctuations;

● the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services;

● the willingness of users to substitute competitors’ products and services for our products and services;

● our success in gaining regulatory approval of our products and services, when required;

● the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance);

● technological changes;

● the ability to successfully manage and integrate any future acquisitions if and when our board of directors and management conclude any such acquisitions are appropriate;

● changes in consumer spending and saving habits;

● our success at managing the risks resulting from these factors; and

● other factors set forth in reports and other documents filed by the Company with the SEC from time to time.